Exhibit 5.1

February 9, 2015

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida 33613

Ladies and Gentlemen:

Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 800,992 shares of the Class A common stock, par value $0.001 per share, of the Company (the “Shares”), for resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) in the manner set forth in the Registration Statement.

As your counsel, I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all signatures on all documents that I reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based on the foregoing, and subject to the additional assumptions and qualifications set forth herein, I am of the opinion that the Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Stockholders have been duly authorized and are validly issued, fully paid, and nonassessable.

My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. I am not admitted to the practice of law in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as I consider necessary to render the opinion contained herein. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to my name under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Michael A. Petrizzo, Jr.